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                                                                 EXHIBIT 10.4(c)


                  SECOND AMENDMENT TO FINANCING SERVICES AND
                         CONTRIBUTED CAPITAL AGREEMENT


     This SECOND AMENDMENT TO FINANCING SERVICES AND CONTRIBUTED CAPITAL AGREEMENT (the "Amendment") is made as of this 25th day of March, 1999, between SOUTHERN STATES COOPERATIVE, INCORPORATED (the "Cooperative"), a Virginia corporation, and MICHIGAN LIVESTOCK CREDIT CORPORATION ("MLCC"), a Virginia corporation.

     The parties hereto are parties to a Financing Services and Contributed Capital Agreement dated as of the 1st day of April, 1998 as amended by an Amendment to Financing Services and Contributed Capital Agreement dated as of November 6, 1998 (as so amended, the "Agreement") and desire to amend the provisions of Section 13.01 of the Agreement.

     Accordingly, the parties hereto agree as follows:

AMENDMENT
---------

     Section 13.01 of the Agreement is amended to read as follows:

     SECTION 13.01.  DEFINITIONS.  As used in this Article the following
                     -----------
terms shall have the following definitions:

     "Contributed Capital Rate" means the ratio of debt to tangible net
      ------------------------
worth which institutional lenders extending credit to MLCC require it to maintain from time to time, whether such ratio is stated as an affirmative or negative covenant, and in the event MLCC is required to maintain different ratios on different dates, "Contributed Capital Rate" means the ratio which is
                            ------------------------
in effect on the applicable TAPOS Determination Date.

     "Determination Period" or "Determination Periods" means the calendar
      --------------------      ---------------------
month, the six calendar month period and the twelve calendar month period immediately preceding the TAPOS Determination Date.

     "Minimum Class X Investment" means the number of shares of MLCC Class
      --------------------------
X Preferred Stock determined by MLCC as follows:

   MI        =  (HT/(PV x R)) - RE

   where

   MI        =  Minimum Class X Investment (stated at the par value).

   HT        =  The highest TAPOS during any of the three Determination Periods.

   PV        =  The par value of one share of the MLCC Class X Preferred Stock.

   R         =  The Contributed Capital Rate, expressed as a decimal.
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     RE        =  The balance of MLCC's retained earnings as of the TAPOS
                  Determination Date divided by the par value of Class X Preferred Stock.

     If the Minimum Class X Investment computed using this formula is a fraction, it will be rounded upward to the next whole number of shares.

     "TAPOS" means calculated total program outstanding as determined by MLCC
      -----
for each of the three Determination Periods according to the following formula:

     TAPOS   =  AL + L + LFP + CA + NBC - TD - SAP

     where

     AL      =  Average amount of Loans outstanding during such Determination
                Period.

     L       =  Average Leases outstanding during such Determination Period.

     LFP     =  Average cost to MLCC of livestock owned by MLCC which is subject to a Livestock Feeding Agreement.

     CA      =  Assets acquired in satisfaction of contractual obligations owing to MLCC, including without limitation, assets acquired by foreclosure or by transfer in lieu of foreclosure, valued as carried on the books of MLCC.

     NBC     =  Average investment (stated at par value) which MLCC was required to maintain in CoBANK ACB during such Determination Period.

     TD      =  Average term debt which is excluded in the determination of the
                Contributed Capital Rate during such Determination Period.

     SAP     =  Average outstanding Preferred Stock of MLCC of all classes during such Determination Period (stated at the par value).

     In the computation for a Determination Period of one month, the amounts of AL, LFP, L, CA, NBC, TD and SAP as of the last Business Day of such calendar month shall be used as the average for such month. In computations for other Determination Periods, the average for each such amount shall be computed using the outstanding amounts as of the last Business Day of each month in such Determination Period.

     "TAPOS Determination Date" means the date during each calendar month on
      ------------------------
which the month-end calculation is made to determine the amount due.

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PRIOR AGREEMENT
---------------

     Except as otherwise expressly amended by this Amendment, the Agreement is and shall continue to be in full force and effect in accordance with its terms. The Cooperative and MLCC further covenant and agree that each reference in any agreement or other document to the Agreement shall be deemed to refer to the Agreement as amended by this Amendment and as it may be amended from time to time hereafter.

     This Amendment shall be governed by and construed and be interpreted in accordance with the laws of the Commonwealth of Virginia.

     IN WITNESS WHEREOF, SOUTHERN STATES COOPERATIVE, INCORPORATED and MICHIGAN LIVESTOCK CREDIT CORPORATION have caused this Amendment to be executed by their duly authorized officers all as of the date first above written.


                                   SOUTHERN STATES COOPERATIVE,
                                   INCORPORATED


                                   By: John Hawkins
                                       ---------------------------------
                                   Its: Sr. Vice President and CFO
                                        --------------------------------

                                   MICHIGAN LIVESTOCK CREDIT CORPORATION

                                   By:  Leslie T. Newton
                                        --------------------------------
                                   Its:  V.P. and Treasurer
                                        --------------------------------

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